Investor Contact:

Media Contact:

Emma Jo Kauffman

Tawn Earnest

(615) 855-5525

(615) 855-5209

DOLLAR GENERAL TO PRESENT AT UPCOMING CONFERENCES

GOODLETTSVILLE, Tenn. – June 8, 2005 – Dollar General Corporation (NYSE: DG) will present to the investment community at two upcoming conferences.  Webcasts and supporting slides of each presentation can be accessed live on Dollar General’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.”   The replay of each presentation will be available for two weeks after the original presentation.  The following is a list of the conferences and the dates and times of Dollar General’s presentations:

Conference	Date	Time

Credit Suisse First Boston 6th Annual

Monday, June 13

1:45 p.m. EDT

Retail, Apparel/Footwear, Food/Drug

(12:45 p.m. CDT)

And Restaurant Conference

William Blair & Company’s 25th Annual

Thursday, June 23

2:50 p.m. EDT

Growth Stock Conference

(1:50 p.m. CDT)

About Dollar General

Dollar General is a Fortune 500® discount retailer with 7,596 neighborhood stores as of May 27, 2005.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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